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                                                                   EXHIBIT 10.37

                             EMPLOYMENT AGREEMENT

THIS AGREEMENT, effective January 30, 1996 ("EFFECTIVE DATE") by and between Spaghetti Warehouse, Inc., a Texas Corporation, ("COMPANY"), and Robert R. Hawk, ("HAWK").

                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Hawk is the founder of the Company, and as Chairman of the Board and President, has rendered long an valuable service critical to its success; and

     WHEREAS, both the Company and Hawk desire to have Hawk undertake to serve the Company, as an employee, when needed on a wide range of matters pertaining to its business which would make beneficial use of Hawk's background and experience.

     NOW THEREFORE, IT IS HEREBY AGREED by and between Company and Hawk:

1    TERM OF EMPLOYMENT.

     Company hereby employs Hawk, and Hawk accepts and agrees to employment by the Company commencing on the Effective Date for a term that will continue until the date of Hawk's death. During such period Hawk agrees that, upon the request and direction of the Company, he will render advise with respect to such matters as, in the reasonable judgement of the Company, his experience and skill qualify him to render valuable advise and assistance to the Company. Hawk agrees to be available for such assignments upon reasonable notice, at such times as Company may desire, all in Company's reasonable discretion, provided such services do not require Hawk to render more than 16 hours in any 30 day period unless he voluntarily elects to do so.

2    COMPENSATION.

     For and in consideration of his services hereunder, Hawk shall be paid a salary of One Thousand Dollars ($1,000) bi-weekly, and that amount will be increased by 3% (over the amount payable under this sentence during December of the prior year) effective on the first day of each calendar year following the Effective Date. All of Hawk's reasonable and necessary expenses during periods of time Hawk is actively working for Company under this Agreement shall be reimbursed to him monthly by Company, upon presentation of the proper invoices or vouchers therefore.

3.   WITHHOLDING.

     Company will withhold from any amounts payable hereunder all Federal, State, City or other taxes as shall be required pursuant to any law or governmental regulation or ruling.
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4.   CONTINUATION OF BENEFITS.

     Hawk will have all benefits to which his status (which is expressly agreed to be a full time employee) entitle him during the term of this Agreement, including, without limitation, the participation in the Company's group hospitalization and medical insurance program.

5.   NONCOMPETE.

     During the term of this Agreement, Hawk agrees that he will not become employed in any capacity, for any period of time, whether part time or full time, either as an employee, officer, director, independent contractor, agent or servant for himself or any other person, partnership, corporation or other entity which owns, operates, manages or has any ownership interest in a restaurant or food service operation open to the public, of whatsoever nature or type.

6.   SOLE AGREEMENT.

     This Agreement constitutes the sole agreement between the parties hereto with respect to the subject matter, and all prior agreements are terminated, and all discussions, negotiations and communications by and between the parties with respect to the subject hereof are merged herein. This Agreement may not be amended or terminated except by writing subscribed by each party hereto.

7.   NOTICES.

     Any notice required or permitted under the terms hereof shall be effective upon deposit in the United States Mails, properly addressed, postage prepaid, or upon personal delivery, to each party, in the case of the Company, at its home office, and in the case of Hawk, at the addresses indicated hereinbelow or, in each case, at such other address as may be communicated in writing to the other party.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of this 28 day of May, 1996.

SPAGHETTI WAREHOUSE, INC.


/s/ Phillip Ratner                              /s/ Robert R. Hawk
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Phillip Ratner, President                       Robert R. Hawk
                                                5610 Cambria Drive
                                                Rockwall, Tx. 75087